CONSENT OF ALLAN MORAN

The undersigned hereby consents to:

(i) the incorporation by reference into the Registration Statement on Form S-3 of Energy Fuels Inc. being filed with the United States Securities and Exchange Commission, and any amendments thereto (the "S-3"), of the written disclosure regarding the technical report entitled "NI 43-101 Technical Report on Resources Wate Uranium Breccia Pipe - Northern Arizona, USA" dated March 10, 2015; and

(ii) the use of my name in the S-3.

/s/ Allan Moran
Allan Moran

Date: February 26, 2021